Exhibit 3.1

Amendment to
Third Amended and Restated Bylaws
of
Autobytel Inc.

Article III, Section 3.02 of the Third Amended and Restated Bylaws of Autobytel Inc. is hereby amended in its entirety to read as set forth below:

      "Section 3.02NUMBER.  The authorized number of directors of the Corporation shall be six (6) members until changed by an amendment of this Section 3.02.  Directors need not be stockholders in the Corporation."

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CERTIFICATE OF SECRETARY

The undersigned certifies:

(1)      That the undersigned is duly elected and acting Secretary of Autobytel Inc., a Delaware corporation (the "Corporation"); and

(2)      That the foregoing Amendment to the Third Amended and Restated Bylaws was duly adopted by the Board of Directors at a meeting held on September 13, 2012.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 13th day of September 2012.

                                    _/s/ Glenn E. Fuller__________________
                                     Glenn E. Fuller, Secretary

[SEAL]

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